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                                                                   Exhibit 23.1


                              ARTHUR ANDERSEN LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Box Hill Systems Corp.:

As independent public accountants, we hereby consent to the incorporation by reference in this S-8 Registration Statement of our report dated March 21, 1997 included in the Box Hill Systems Corp. S-1 Registration Statement and to all references to our Firm included in this S-8 Registration Statement.


                                            ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
September 15, 1997